Exhibit 99.1

PRELIMINARY PROXY CARD SUBJECT TO COMPLETION HORIZON ACQUISITION CORPORATION THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON [•], 2021 The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice of Extraordinary General Meeting of Shareholders (the “Extraordinary General Meeting”) and accompanying Proxy Statement, dated [•], 2021, in connection with the Extraordinary General Meeting to be held in person at the offices of Kirkland & Ellis LLP located at 601 Lexington Avenue, New York, New York 10022 and virtually conducted via a live audio webcast at [•] on [•], 2021 at 10:00 a.m., and hereby appoints [•] and [•], and each of them (with full power to act alone), the attorneys-in-fact and proxies of the undersigned, with full power of substitution to each, to vote all shares of the common stock of Horizon Acquisition Corporation, registered in the name provided, which the undersigned is entitled to vote at the Extraordinary General Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the accompanying Proxy Statement. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY. (Continued and to be marked, dated and signed on reverse side) Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting of Shareholders to be held on [•], 2021: [•] SEE REVERSE SIDE PROXY CARD

Please mark vote as HORIZON ACQUISITION CORPORATION — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS. indicated in this example X Proposal No. 1 — The Business Combination Proposal — Proposal FOR AGAINST ABSTAIN to (a) approve and adopt the Transaction Agreement, dated as of April 21, 2021 (as the same may be amended, the “Transaction Agreement”), by and among Horizon Acquisition Corporation (“Horizon”), Horizon Sponsor, LLC, a Delaware limited liability company (“Sponsor”), Hoya Topco, LLC, a Delaware limited liability company (“Hoya Topco”), Hoya Intermediate, LLC, a Delaware limited liability company (“Hoya Intermediate”) and Vivid Seats Inc., a Delaware corporation (“Vivid Seats PubCo”), and (b) approve and the other transactions contemplated by the Transaction Agreement (the “business combination” and such proposal, the “Business Combination Proposal”). Proposal No. 2 — The Merger Proposal — Proposal to approve, as a FOR AGAINST ABSTAIN special resolution, the Plan of Merger annexed to the Transaction Agreement and to authorize the merger (the “Merger”) of Horizon with and into Vivid Seats PubCo, upon which the separate corporate existence of Horizon will cease and Vivid Seats PubCo will become the surviving corporation (the “Merger Proposal”). The Organizational Documents Proposals — Proposals (collectively, the “Organizational Documents Proposals”) to approve the following material differences between Horizon amended and restated memorandum and articles of association and the certificate of incorporation of Vivid Seats PubCo (the “Vivid Seats PubCo Amended and Restated Charter”) and the bylaws of Vivid Seats PubCo (the “Vivid Seats PubCo Amended and Restated Bylaws”) that will be the certificate of incorporation and bylaws of Vivid Seats PubCo following the Merger: Proposal No. 3 — Organizational Documents Proposal A — FOR AGAINST ABSTAIN Proposal to authorize the change in the authorized capital stock of Horizon from 400,000,000 Horizon Class A ordinary shares, par value $0.0001 per share, 40,000,000 shares of Horizon Class B ordinary shares, par value $0.0001 per share, and 1,000,000 preference shares, par value $0.0001 per share, to 500,000,000 shares of Class A common stock, par value $0.0001 per share, of Vivid Seats PubCo, 250,000,000 shares of Class B common stock, par value $0.0001 per share, of Vivid Seats PubCo and 50,000,000 shares of preferred stock, par value $0.0001 per share, of Vivid Seats PubCo. Proposal No. 4 — Organizational Documents Proposal B — FOR AGAINST ABSTAIN Proposal to authorize that certain provisions of the Vivid Seats PubCo Amended and Restated Charter and certain provisions of the Vivid Seats PubCo Amended and Restated Bylaws, in each case, will be subject to the Stockholders’ Agreement (as defined in the accompanying Proxy Statement). Proposal No. 5 — Organizational Documents Proposal C — FOR AGAINST ABSTAIN Proposal to authorize that the Vivid Seats PubCo Amended and Restated Charter will grant an explicit waiver regarding corporate opportunities to certain “exempted persons” (including Sponsor and Hoya Topco and their respective affiliates, members, directors, officers and/or employees, including any of the foregoing who will serve as directors or officers of Vivid Seats PubCo); Proposal No. 6 — Organizational Documents Proposal D — FOR AGAINST ABSTAIN Proposal to authorize that the Vivid Seats PubCo Amended and Restated Charter and Vivid Seats PubCo Amended and Restated Bylaws will adopt Delaware as the exclusive forum for certain stockholder litigation; Proposal No. 7 — Organizational Documents Proposal E — FOR AGAINST ABSTAIN Proposal to authorize all other changes in connection with the replacement of Horizon’s amended and restated memorandum and articles of association with the Vivid Seats PubCo Amended and Restated Charter and the Vivid Seats PubCo Amended and Restated Bylaws as part of the Merger, including (a) changing the corporate name from “Horizon Acquisition Corporation” to “Vivid Seats Inc.,” (b) electing not to be governed by Section 203 of the DGCL and (c) removing certain provisions related to Horizon’s status as a blank check company that will no longer be applicable upon consummation of the business combination, all of which Horizon’s board of directors believes is necessary to adequately address the needs of Vivid Seats PubCo after the business combination. Proposal No. 8 — The NYSE Proposal — Proposal to consider and FOR AGAINST ABSTAIN vote upon a proposal to approve, for purposes of complying with NYSE Listing Rule 312.03, the issuance of shares of Vivid Seats PubCo in connection with the business combination and the PIPE Subscription (the “NYSE Proposal”). Proposal No. 9 — The Adjournment Proposal — Proposal to FOR AGAINST ABSTAIN approve the adjournment of the extraordinary general meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Merger Proposal, the Organizational Documents Proposals and the NYSE Proposal (the “Adjournment Proposal” and, together with the Business Combination Proposal, the Merger Proposal, the Organizational Documents Proposals and the NYSE Proposal, the “Proposals”). Date: , 2021 Signature (Signature if held Jointly) Signature should agree with named printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign above. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should also submit powers of attorney. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED. THIS PROXY CARD WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY CARD WILL BE VOTED “FOR” EACH OF THE PROPOSALS AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.